Exhibit 99.1

Planet 13 Announces Q1 2024 Financial Results

●	Q1 2024 Revenue of $22.9 million

●	Q1 2024 Net loss of $5.9 million

●	Q1 2024 Adjusted EBITDA loss of $0.0 million

All figures are reported in United States dollars ($) unless otherwise indicated

Las Vegas, Nevada – May 9, 2024 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced its financial results for the three-month period ended March 31, 2024. Planet 13’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

“With the recent news around rescheduling from schedule I to schedule III, it is an exciting time to be in the cannabis industry. The removal of the punishing 280e tax treatment fundamentally alters our cash flow and net income potential. We are preparing to capitalize on this change by instituting a new growth plan aimed at offsetting the continued pricing pressure in the Nevada market. Emblematic of this strategy is the growth from our growing Neighborhood store network which counterbalanced the decline in the Nevada market. With the close of VidaCann we are going to continue adding Neighborhood stores, increasing revenue and operating leverage to allow us to generate more cashflow, particularly as we approach the post 280e tax landscape,” stated Larry Scheffler, Co-CEO of Planet 13.

“The beginning of 2024 has seen significant strides in advancing our growth objectives. We opened our DAZED! cannabis lounge in April, and we are on the verge of closing the VidaCann acquisition, giving us a top-10 position in the Florida market. The VidaCann team has driven incredible growth over the last year, and we eagerly anticipate sustaining this momentum as the state moves towards the thrilling possibility of adult-use legalization,” commented Bob Groesbeck, co-CEO of Planet 13. “This is just the start of an exciting multi-year growth plan as we take Planet 13 from a local brand with a global following to a true national brand.”

Financial Highlights – Q1 – 2024

Operating Results

All comparisons below are to the quarter ended March 31, 2023, unless otherwise noted

●	Revenue was $22.9 million as compared to $24.9 million, a decrease of 8.2%. Lower sales at the SuperStore and in wholesale offset growth from the Planet 13 Neighborhood store network.

●	Gross profit was $10.5 million or 45.8% as compared to $10.9 million or 43.7%. The improvement in gross margin was driven by a decrease in product discounting at retail.

●	Total expenses were $14.1 million as compared to $15.3 million, a decrease of 7.6%.

●	Net loss of $5.9 million as compared to a net loss of $8.5 million.

●	Adjusted EBITDA loss of $0.0 million as compared to Adjusted EBITDA loss of $1.3 million. Adjusted EBITDA margin was higher due to better gross margin performance and strong cost control.

Balance Sheet

All comparisons below are to December 31, 2023, unless otherwise noted

●	Cash of $20.8 million as compared to $11.8 million
●	Total assets of $157.4 million as compared to $151.7 million
●	Total liabilities of $45.6 million as compared to $44.1 million

Q1 Highlights and Recent Developments

For a more comprehensive overview of these highlights and recent developments, please refer to Planet 13’s Management’s Discussion and Analysis of the Financial Condition and Results of Operations for the Three Months Ended March 31, 2024 (the “MD&A”).

●	On January 22, 2024, Planet 13 entered into a definitive agreement to sell Planet 13 Florida Inc. which holds its redundant Medical Marijuana Treatment Center license in Florida.
●	On February 8, 2024, Planet 13 announced an expansion of the leadership team and board.
●	On March 4, 2024, Planet 13 announced the commencement of an underwritten public offering of units.
●	On March 7, 2024, Planet 13 closed the previously announced public offering of units.
●	On April 5, 2024, Planet 13 announced the opening of DAZED! lounge.
●	On April 29, 2024, Planet 13 announced it had received approval from the OMMU for the VidaCann acquisition.
●	On April 30, 2024, Planet 13 announced the launch of new Medizin Branded Topicals powered by Planet 13.
●	On May 6, 2024, Planet 13 announced the closing of the sale of Planet 13 Florida Inc. which holds its Medical Marijuana Treatment Center license in Florida.

Results of Operations (Summary)

The following tables set forth consolidated statements of financial information for the three-month periods ending March 31, 2024, and March 31, 2023.

Financial Highlights

Results of Operations

(Figures in millions	For the Three Months Ended
and % change based	March 31,	March 31,
on these figures)	2024	2023	change

Total Revenue	$22.9	$24.9	-8.2%
Gross Profit	$10.5	$10.9	-3.7%
Gross Profit %	45.8%	43.7%	4.9%
Operating Expenses	$12.0	$12.4	-3.0%
Operating Expenses %	52.4%	49.6%	5.7%
Net Loss Before Provision for Income Taxes	$(3.5)	$(6.1)	-42.6%
Net Loss	$(5.9)	$(8.5)	-30.7%
Adjusted EBITDA	$(0.0)	$(1.3)	-97.0%
Adjusted EBITDA Margin %	-0.2%	-5.3%

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, is available on the SEC’s website at www.sec.gov or at https://planet13.com/investors/. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes are available under the Company's profile on SEDAR+ at https://www.sedarplus.ca/ and on its website at https://planet13.com/investors/.

This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Conference Call

Planet 13 will host a conference call on May 9, 2024 at 6:00 p.m. ET to discuss its first quarter financial results and provide investors with key business highlights, strategy, and outlook. The call will be chaired by Robert Groesbeck, Co-CEO, Larry Scheffler, Co-CEO, and Dennis Logan, CFO.

CONFERENCE CALL DETAILS

Date: May 9, 2024 | Time: 6:00 p.m. EST

Participant Dial-in: Toll Free 888-506-0062 or International 973-528-0016. Access Code 707676

Replay Dial-in: Toll Free 877-481-4010 or International 919-882-2331

(Available for 2 weeks)

Reference Number: 50504

Listen to webcast: https://www.webcaster4.com/Webcast/Page/2477/50504

Non-GAAP Financial Measures

There are financial measures included in this press release that are not in accordance with GAAP and therefore may not be comparable to similarly titled measures and metrics presented by other publicly traded companies. These non-GAAP financial measures should be considered as supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The Company includes EBITDA and Adjusted EBITDA because it believes certain investors use these measures and metrics as a means of assessing financial performance. EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization and Adjusted EBITDA is calculated as EBITDA before share-based compensation, the change in fair value of warrants and one-time non-recurring expenses.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

Reconciliation of Non-GAAP Adjusted EBITDA
(Figures in millions	For the Three Months Ended
and % change based	March 31,	March 31,
on these figures)	2024	2023	change

Net Income (Loss)	$(5.9)	$(8.5)	-30.7%
Add impact of:
Interest income, net	$(0.0)	$(0.1)	-78.9%
Provision for income taxes	$2.3	$2.3	0.5%
Depreciation and amortization	$2.1	$2.2	-7.9%
Depreciation included in cost of goods sold	$1.0	$1.0	-6.0%
EBITDA	$(0.5)	$(3.0)	-82.2%
Change in fair value of warrants	$-	$(0.0)	-100.0%
Share-based compensation and related premiums	$0.1	$0.7	-85.5%
Professional fees expensed related to M&A activities	$0.0	$1.0	-95.2%
Professional fees expensed related to El Capitan Matter	$0.3	$-	0.0%
Adjusted EBITDA	$(0.0)	$(1.3)	-97.0%

For more information on Planet 13, visit the investor website (https://planet13.com/investors/).

About Planet 13

Planet 13 (https://planet13.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and upcoming sites in Florida. Home to the nation's largest dispensary, located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint with the recent debut of its first consumption lounge in Las Vegas, DAZED!, and the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13 holds a medical marijuana treatment center license in Florida allowing for state-wide expansion throughout the Sunshine State. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to our strategic goals or future performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others: final regulatory and other approvals or consents needed to operate our business; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company’s issuer profile on SEDAR at www.sedar.com and in the Company’s periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Balance Sheets (Unaudited, In United States Dollars)

	March 31,	December 31,
	2024	2023
ASSETS
Current Assets:
Cash	$20,771,317	$11,831,008
Restricted Cash	2,050,584	5,450,584
Accounts Receivable	1,035,465	1,195,927
Inventory	16,998,825	15,760,648
Assets held for sale	9,000,000	9,000,000
Prepaid Expenses and Other Current Assets	2,893,277	4,072,820
Total Current Assets	52,749,468	47,310,987

Property and Equipment	67,342,325	67,551,697
Intangible Assets	15,253,797	15,253,797
Right of Use Assets - Operating	20,516,518	20,054,369
Long-term Deposits and Other Assets	800,757	869,853
Deferred Tax Asset	725,196	706,038

TOTAL ASSETS	$157,388,061	$151,746,741

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current:
Accounts Payable	$1,953,157	$2,850,922
Accrued Expenses	5,187,413	6,097,641
Income Taxes Payable	7,499,412	4,782,538
Notes Payable - Current Portion	884,000	884,000
Operating Lease Liabilities	779,389	674,594
Total Current Liabilities	16,303,371	15,289,695

Long-Term Liabilities:
Operating Lease Liabilities	25,801,491	25,271,706
Other Long-term Liabilities	33,000	33,000
Deferred Tax Liability	3,510,826	3,511,559
Total Liabilities	45,648,688	44,105,960

SHAREHOLDERS' EQUITY
Common Stock, no par value, 1,500,000,000 shares authorized, 243,291,548 issued and outstanding at March 31, 2024 and 223,317,270 at December 31, 2023	-	-
Preferred Stock, no par value, 50,000,000 shares authorized, 0 issued and outstanding at March 31, 2024 and 0 at December 31, 2023	-	-
Additional Paid-In Capital	325,923,704	315,951,343
Deficit	(214,184,331)	(208,310,562)
Total Shareholders' Equity	111,739,373	107,640,781

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$157,388,061	$151,746,741

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited, In United States Dollars)

	Three Months Ended
	March 31,	March 31,
	2024	2023

Revenues, net of discounts	$22,877,471	$24,915,396
Cost of Goods Sold	(12,392,992)	(14,032,585)
Gross Profit	10,484,479	10,882,811

Expenses:
General and Administrative	10,024,787	10,955,007
Sales and Marketing	1,290,737	1,335,740
Lease Expense	774,946	784,636
Depreciation	2,059,023	2,235,464
Total Expenses	14,149,493	15,310,847

Loss From Operations	(3,665,014)	(4,428,036)

Other Income (Expense):
Interest income, net	24,562	116,351
Foreign exchange gain (loss)	(3,097)	1,887
Change in fair value of warrant liability	-	18,127
Provision for misappropriated funds	-	(2,000,000)
Other Income, net	113,749	144,609
Total Other Income	135,214	(1,719,026)

Loss Before Provision for Income Taxes	(3,529,800)	(6,147,062)

Provision For Income Taxes
Current Tax Expense	(2,363,860)	(2,265,088)
Deferred Tax Recovery	19,891	(67,999)
	(2,343,969)	(2,333,087)

Net Loss and Comprehensive Loss	$(5,873,769)	$(8,480,149)

Loss per Share
Basic and diluted loss per share	$(0.03)	$(0.04)

Weighted Average Number of Shares of Common Stock
Basic and diluted	228,437,545	221,084,457

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Cash Flows (Unaudited, In United States Dollars)

	Three Months Ended
	March 31,	March 31,
	2024	2023
CASH USED IN OPERATING ACTIVITIES
Net loss	$(5,873,769)	$(8,480,149)
Adjustments for items not involving cash:
Shared based compensation	104,338	720,991
Non-cash lease expense	235,980	1,279,369
Depreciation	3,017,720	3,259,999
Change in fair value of warrant liability	-	(18,127)
Loss on disposal of fixed assets	66,178	-
Lease incentive amortization	27,277	(26,115)
	(2,422,276)	(3,264,032)

Net Changes in Non-cash Working Capital Items	1,082,151	(3,099,853)
Repayment of lease liabilities	(90,826)	(982,255)
Total Operating	(1,430,951)	(7,346,140)

FINANCING ACTIVITIES
Proceeds from public share issuance	9,913,856	-
Total Financing	9,913,856	-

INVESTING ACTIVITIES
Purchase of property and equipment	(2,947,190)	(3,653,373)
Proceeds from sales of fixed assets	4,594	-
Purchase of 51% interest in Planet 13 Illinois	-	(866,250)
Total Investing	(2,942,596)	(4,519,623)

NET CHANGE IN CASH DURING THE PERIOD	5,540,309	(11,865,763)

CASH
Beginning of Period	17,281,592	38,789,604

End of Period	$22,821,901	$26,923,841